Exhibit 1.3

DEUTSCHE BANK CAPITAL FUNDING TRUST X
(a Delaware statutory trust)
Noncumulative Trust Preferred Securities
PURCHASE AGREEMENT
Dated: November [7], 2007

DEUTSCHE BANK CAPITAL FUNDING TRUST X
(a Delaware statutory trust)
[amount of securities]
•% Noncumulative Trust Preferred Securities
(Liquidation Preference Amount of $25 per Trust Preferred Security)
PURCHASE AGREEMENT
November [7], 2007
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, NY 10005
Citigroup Global Markets Inc.
388 Greenwich Street,
New York, NY 10013
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Wachovia Capital Markets, LLC
One Wachovia Center
301 S. College Street
Charlotte, NC 28288
Ladies and Gentlemen:
Deutsche Bank Capital Funding Trust X (the “Trust”), a statutory trust organized under the Delaware Statutory Trust Act (the “Trust Act”), Deutsche Bank Capital Funding LLC X (the “Company”), a limited liability company organized under the Delaware Limited Liability Company Act (the “LLC Act”), and Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of Germany (the “Guarantor”, and together with the Trust and the Company, the “DB Entities”), confirm their agreement with Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC (the “Lead Underwriters”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in SECTION 10 hereof), for whom the Lead Underwriters are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of (i) the respective amounts set forth in said Schedule A of [amount of securities] of the Trust’s •% Noncumulative Trust Preferred Securities (each with a $25 liquidation preference amount) (the “Initial Underwritten Trust Preferred Securities”) and (ii) up to an additional [amount of securities] of the Trust’s •% Noncumulative Trust Preferred Securities (each with a $25 liquidation preference amount) (the “Option Trust Preferred Securities”), as provided in Section 2 hereof.

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As used herein, the term “Trust Preferred Securities” includes the Initial Underwritten Trust Preferred Securities and, to the extent the option described in Section 2 hereof is exercised, all or any portion of any Option Trust Preferred Securities.
     The Trust Preferred Securities will be issued pursuant to an Amended and Restated Trust Agreement dated on or about November [14], 2007 (the “Trust Agreement”) among the Company, as sponsor, the trustees named therein (the “Trustees”) and the Guarantor.
     The proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase a corresponding amount of •% Class B Preferred Securities issued by the Company, representing limited liability company interests in the Company (the “Company Class B Preferred Securities”). The Company Class B Preferred Securities will be issued pursuant to the Amended and Restated Limited Liability Company Agreement of the Company dated on or about November [14], 2007 (the “LLC Agreement”) between the Guarantor, as the initial holder of the common security of the Company (the “Company Common Security”) and of the Class A Preferred Security of the Company (the “Company Class A Preferred Security”), and the Trust, as the holder of the Company Class B Preferred Securities. The Trust Preferred Securities and the Company Class B Preferred Securities will be guaranteed on a subordinated basis by the Guarantor to the extent set forth in the Trust Preferred Securities Subordinated Guarantee Agreement (the “Trust Preferred Guarantee”) and the Class B Preferred Securities Subordinated Guarantee Agreement (the “Class B Preferred Guarantee” and, together with the Trust Preferred Guarantee, the “Guarantees”), each to be dated on or about November [14], 2007 between the Guarantor and The Bank of New York, as respective guarantee trustee thereunder (in such capacity, the “Guarantee Trustee”). The Trust Preferred Securities, the Company Class B Preferred Securities and the Guarantees are referred to herein collectively as the “Securities”.
     The Company will use the proceeds from the sale of the Company Class B Preferred Securities to acquire •% subordinated perpetual notes issued by the Guarantor (the “Initial Obligation”) in an aggregate principal amount of $• plus an amount corresponding to the aggregate liquidation preference amount of the Option Trust Preferred Securities purchased hereunder.
     The DB Entities understand that the Underwriters propose to make a public offering of the Trust Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Trust Agreement, the LLC Agreement and the Guarantees have been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).
     The DB Entities have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-137902) under the Securities Act of 1933, as amended (the “1933 Act”), in respect of, among others, the Securities, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”). Such registration statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Trust Preferred Securities. Any preliminary prospectus supplement to the Base Prospectus that describes the Trust Preferred Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” means the final prospectus supplement relating to the Trust Preferred Securities, together with the Base Prospectus, that is filed pursuant to Rule 424(b) of the 1933 Act Regulations after the date and time of execution and delivery of this Agreement, but does not include any “free writing prospectus” (as such term is used in Rule 405 of the 1933 Act Regulations). Any preliminary prospectus and Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act; any reference to any amendment or supplement to any preliminary prospectus or Prospectus shall be deemed

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to include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the DB Entities. The DB Entities, jointly and severally, represent and warrant to each Underwriter as of the date hereof (which corresponds to the Time of Sale referred to in SECTION 1(a)(i) hereof) and as of the Closing Time referred to in SECTION 2(d) hereof, and, if applicable, as of the Date of Delivery (as defined in Section 2(c) below) (in each case, a “Representation Date”), and agree with each Underwriter, as follows:
     (i) Registration Statement, Prospectus and Disclosure at Time of Sale. The Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on October 10, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the DB Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Any offer that is a written communication relating to the Trust Preferred Securities made prior to the filing of the Registration Statement by the DB Entities or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) that is an offer for purposes of Rule 163 of the 1933 Act Regulations (“Rule 163”) and that is required to be filed, has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
     At the respective times the Registration Statement and each amendment thereto became or becomes effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time and at the Date of Delivery, if applicable, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not

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and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time and at the Date of Delivery, if applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations, and the copy of each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Time of Sale (as defined below), the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Issuer Free Writing Prospectus” means the Final Term Sheet (as defined in SECTION 3(b)) specified in Schedule C hereto in the form filed by the DB Entities with the Commission as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”).
     “Statutory Prospectus” as of any time means the Base Prospectus relating to the Securities, including any preliminary or other prospectus supplement deemed to be a part thereof, as amended or supplemented at that time.
     “Time of Sale” means [11:00 am] on November [7], 2007 or such other time as agreed by the DB Entities and the Representatives.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the DB Entities notified or notify the Representatives as described in SECTION 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to (i) any statements in or omissions from the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of such documents made in reliance upon and in conformity with written information furnished to the DB Entities by any Underwriter through the Representatives expressly for use therein or (ii) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form

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T-1) under the Trust Indenture Act of The Bank of New York and of Law Debenture Trust Company of New York, as trustees.
     (ii) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 6 of Form F-3 under the 1933 Act, at the time they were or hereafter are filed or submitted with the Commission prior to the end of the Closing Time and prior to the Date of Delivery, if applicable, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering, (c) at the Closing Time and (d) at the Date of Delivery, if applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (iii) Power to Conduct Business. Each DB Entity is duly qualified as a foreign corporation authorized to transact business and, where the concept is applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or, where the concept is applicable, to be in good standing, would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). Each DB Entity has the power and authority to own, lease and operate its respective properties and to conduct its business as described in the Prospectus and to enter into and perform its respective obligations under the Transaction Documents (as defined below) to which it is a party.
     (iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each DB Entity.
     (v) Trust. The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the Trust Act. The Trust will, under the current law, be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. The Trust has the statutory trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and to perform its obligations hereunder and under applicable Transaction Documents. The Trust Agreement has been duly authorized by the Company and the Guarantor and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Guarantor and duly authorized, executed and delivered by the Trustees, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to (i) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) with respect to the Guarantor, judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
     (vi) Authorization of the Trust Preferred Securities. The Trust Preferred Securities have been duly authorized for issuance by the Trust and, when authenticated and issued in the

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manner provided for in the Trust Agreement and delivered against payment of the purchase price therefor as provided in this Agreement, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement. Subject to the terms of the Trust Agreement, the registered holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit. The issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights.
     (vii) Company. The Company has been duly formed and is validly existing as a limited liability company and is in good standing under the LLC Act. The Company has the power and authority to conduct its business as presently conducted and as described in the Prospectus, and to perform its obligations hereunder and under applicable Transaction Documents. The LLC Agreement has been duly authorized by the Trust and the Guarantor and duly qualified under the 1939 Act and, when duly executed and delivered by the Trust and the Guarantor, will constitute a valid and binding agreement of the Trust and the Guarantor, enforceable against the Trust and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (viii) Authorization of the Company Class B Preferred Securities, Company Common Security and Company Class A Preferred Security. The Company Class B Preferred Securities, Company Common Security and Company Class A Preferred Security have been duly authorized and, when issued and delivered against payment of the capital contribution therefor in the manner provided for in the LLC Agreement, will be validly issued and fully paid limited liability company interests, and will be in the form contemplated by, and entitled to the benefits of, the LLC Agreement. At the Closing Time and at the Date of Delivery, if applicable, (A) all of the issued and outstanding Company Class B Preferred Securities will be owned directly by the Trust (subject to the rights of holders of the Trust Preferred Securities) free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than claims of holders of the Trust Preferred Securities and (B) the Company Common Security and Company Class A Preferred Security will be owned directly by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The issuance of the Company Class B Preferred Securities, Company Common Security and Company Class A Preferred Security is not subject to preemptive or other similar rights.
     (ix) Description of the Securities and the Transaction Documents. The Securities and the Transaction Documents (as defined below) will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.
     (x) Absence of Defaults and Conflicts. None of the DB Entities is (A) in violation of its constituent documents, charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the DB Entities is a party or by which it or any of them may be bound, or to which any of the property or assets of any DB Entity is subject (collectively, “Agreements and

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Instruments”), except for such violations or defaults that would not have a material adverse effect on the ability of the relevant DB Entity to perform its obligations under the Transaction Documents (as defined below). The execution, delivery and performance by the DB Entities of this Agreement, the Trust Agreement, the LLC Agreement, the Guarantees, the Initial Obligation, the Services Agreement among the Guarantor, the Trust and the Company to be dated on or about November [14], 2007 and the Agency Agreement among the Trust, the Company, The Bank of New York and Deutsche Bank Trust Company Americas to be dated on or about November [14], 2007 (collectively, “Transaction Documents”) and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Trust, the Company and the Guarantor with their respective obligations under the Transaction Documents and the Securities have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the DB Entities or any subsidiary of the Guarantor pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the constituent documents, charter or by-laws of the DB Entities or any subsidiary of the Guarantor or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the DB Entities or any subsidiary of the Guarantor or any of their assets, properties or operations (except, with respect to (B), for such violations that would not result in Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the DB Entities or any subsidiary of the Guarantor.
     (xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the DB Entities, threatened, against or affecting the DB Entities or any subsidiary of the Guarantor, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the DB Entities of their respective obligations hereunder.
     (xii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (xiii) Absence of Manipulation. Neither the DB Entities nor any of their affiliates (with the exception of Deutsche Bank Securities Inc. as set forth in the Prospectus) have taken, nor will the DB Entities or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the DB Entities with the purpose of facilitating the sale or resale of the Trust Preferred Securities.

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     (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the DB Entities of their obligations hereunder, in connection with the offering, issuance or sale of the Trust Preferred Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Transaction Documents by the DB Entities, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Trust Agreement, the LLC Agreement and the Guarantees under the 1939 Act.
     (xv) Possession of Licenses and Permits. The DB Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the DB Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the DB Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which revocation or modification, singly or in the aggregate, would result in a Material Adverse Effect.
     (xvi) Investment Company Act. None of the DB Entities is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, required to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xvii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and no DB Entity is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
     (b) Representations and Warranties by the Guarantor. The Guarantor represents and warrants to each Underwriter as of the date hereof (which corresponds to the Time of Sale) and as of the Closing Time and as of the Date of Delivery, if applicable, and agrees with each Underwriter, as follows:
     (i) Valid Existence. The Guarantor is validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany.
     (ii) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the DB Entities or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Guarantor was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf

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registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the DB Entities on a Rule 405 “automatic shelf registration statement”. The Guarantor has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.
     (iii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related supplemental financial information, schedules and notes, present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries on the basis stated in the Registration Statement at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein.
     (iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (v) Authorization of the Guarantees. Each of the Guarantees has been duly authorized by all necessary corporate action of the Guarantor and duly qualified under the 1939 Act and, at the Closing Time and at the Date of Delivery, if applicable, will have been duly executed by the Guarantor and, when duly executed and delivered by the Guarantor and duly authorized, executed and delivered by the respective Guarantee Trustee, will constitute valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to (i) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
     (vi) Payments under the Guarantees. All payments, if any, made by the Guarantor under the Guarantees may, under the current laws and regulations of the Federal Republic of Germany, be paid by the Guarantor in United States dollars and may be freely transferred out of Germany, and may be paid under the current laws and regulations of the Federal Republic of Germany without the necessity of obtaining any consent, approval, authorization, registration or other action by, or filing with, any governmental authority of the Federal Republic of Germany, except as described or contemplated in the Prospectus and except for such prohibitions that would not materially adversely affect the financial condition or results of operation of the Guarantor in the context of the issue of the Securities.
     (vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, there has been no Material Adverse Effect.
     (viii) Accounting Controls and Disclosure Controls. Except as described in the Prospectus, the Guarantor maintains a system of internal accounting controls with respect to the Guarantor and its subsidiaries sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are

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recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (I) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (II) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.
     The Guarantor employs disclosure controls and procedures with respect to the Guarantor and its subsidiaries that are designed to ensure that information required to be disclosed by the Guarantor in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Guarantor’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (ix) Foreign Corrupt Practices Act. Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (x) Money Laundering Laws. The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable U.S. financial recordkeeping and reporting requirements and the U.S. money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any U.S. governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.
     (c) Officer’s Certificates. Any certificate signed by the Trustees or the Guarantee Trustee or any officer of the DB Entities or any subsidiary of the Guarantor delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the relevant DB Entity to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.

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     (a) Trust Preferred Securities. The several commitments of the Underwriters to purchase the Trust Preferred Securities shall be deemed to have been made on the basis of the representations and warranties contained herein and shall be subject to the terms and conditions set forth herein.
     (b) Initial Underwritten Trust Preferred Securities. The Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price set forth in Schedule B, the aggregate amount of Initial Underwritten Trust Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Trust Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of SECTION 10 hereof.
     (c) Option Trust Preferred Securities. The Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to • Option Trust Preferred Securities at a price per Option Trust Preferred Security equal to the price per Initial Underwritten Trust Preferred Security plus the amount of accrued capital payments from and including the original issue date and to but excluding the date of issuance of the Option Trust Preferred Securities. The option granted hereunder may be exercised in whole or in part within [15] days from the date of this Agreement upon notice by the Representatives to the DB Entities setting forth (i) the amount of Option Trust Preferred Securities as to which the Underwriters are exercising the option and (ii) the time, date and place of payment and delivery for such Option Trust Preferred Securities. The time and date of payment and delivery for such Option Trust Preferred Securities (the “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of the said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the DB Entities. If the option is exercised as to all or any portion of the Option Trust Preferred Securities, each of the Underwriters, severally and not jointly, agrees to purchase that proportion of the amount of Option Trust Preferred Securities then being purchased which the aggregate amount of Initial Underwritten Trust Preferred Securities each such Underwriter has severally agreed to purchase as set forth in Schedule A hereto bears to the aggregate amount of Initial Underwritten Trust Preferred Securities, subject to such adjustments as the Representatives, in their discretion, may make to eliminate any sales or purchases of a fractional amounts of Option Trust Preferred Securities, plus any additional amount of Trust Preferred Securities which such Underwriters may become obligated to purchase pursuant to the provisions of SECTION 10 hereof.
     (d) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Trust Preferred Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton, or at such other place as shall be agreed upon by the Representatives and the DB Entities, at 3:00 P.M. (Central European Time) on the fifth (sixth, if the pricing occurs after 10:30 P.M. (Central European Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of SECTION 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the DB Entities (such time and date of payment and delivery being herein called “Closing Time”). In addition, if the Underwriters have exercised their option to purchase any or all of the Option Trust Preferred Securities, payment of the purchase price for, and delivery of, such Option Trust Preferred Securities, shall be made at the offices of Cleary Gottlieb Steen & Hamilton on the Date of Delivery, as specified in the notice from the Representatives to the DB Entities, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the DB Entities.
     Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Trust Preferred Securities to be purchased by them. Delivery of the Trust Preferred Securities shall be made through the facilities of The Depository Trust Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery

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of, receipt for, and make payment of the purchase price for, the Trust Preferred Securities which it has agreed to purchase. The Lead Underwriters individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Trust Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, or on the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (e) Denominations; Registration. Certificates for the Trust Preferred Securities shall be in such denominations ($25 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or on the Date of Delivery, as the case may be. The Trust Preferred Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time or on the Date of Delivery, as the case may be.
     SECTION 3. Covenants of the DB Entities. The DB Entities covenant with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The DB Entities, subject to SECTION 3(b), will comply with the requirements of Rule 430B and, during the period beginning at the Time of Sale and ending on the later of the latest possible Date of Delivery or such date as in the opinion of counsel for the Underwriters the Prospectus is no longer required by law to be delivered in connection with the sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), will notify the Representatives immediately, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus relating to the Securities shall have been filed, (ii) of the receipt of any comments from the Commission to the Registration Statement, and (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information (except those relating to the offering of securities other than the Securities). The DB Entities, subject to SECTION 3(b), will notify the Representatives immediately, and confirm the notice in writing (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Securities or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement (except those relating to the offering of securities other than the Securities) and (ii) if the DB Entities become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The DB Entities will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The DB Entities will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Guarantor shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule

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     456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
     (b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The DB Entities will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, in each case relating to the Securities whether pursuant to the 1933 Act, the 1934 Act or otherwise, to the extent any such document relates directly to the offering of the Securities, and the DB Entities will furnish the Representatives with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The DB Entities have given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Time of Sale; the DB Entities will give the Representatives notice of their intention to make any such filing from the Time of Sale to the latest possible Date of Delivery and will furnish the Representatives with copies (which may be in electronic form) of any such documents that relate directly to the offering of the Securities a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The DB Entities will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the DB Entities shall furnish the Representatives with copies (which may be in electronic form) of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The DB Entities have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto relating to the Securities (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement and of each amendment thereto relating to the Securities (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The DB Entities have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the DB Entities hereby consent to the use of such copies for purposes permitted by the 1933 Act. The DB Entities will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The DB Entities will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period any event

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shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the DB Entities, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the DB Entities will promptly prepare and file with the Commission, subject to SECTION 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the DB Entities will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the DB Entities will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the DB Entities will promptly notify each of the Lead Underwriters and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The DB Entities will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that no DB Entity shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The DB Entities will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.
     (g) Rule 158. The DB Entities will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The DB Entities will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Listing. The DB Entities will use their best efforts to effect the listing of the Trust Preferred Securities on the New York Stock Exchange.
     (j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, neither the Trust nor the Company nor any other subsidiary of the Guarantor that is similar to the Trust or the Company will, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any Trust Preferred Security or any Company Class B Preferred Security or any security convertible into or exchangeable for Trust Preferred Securities or Company Class B Preferred Securities.

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     (k) Reporting Requirements. The DB Entities, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (l) Issuer Free Writing Prospectuses. Each DB Entity represents and agrees that unless the DB Entities obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the DB Entities and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; and each DB Entity and each Underwriter represents and agrees that Schedule C hereto is a complete list of all free writing prospectuses for which such consent was received; provided, however, that prior to the preparation of the Final Term Sheet in accordance with SECTION 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the DB Entities and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The DB Entities represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The DB Entities will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities to the Underwriters, (iv) the fees and disbursements of the DB Entities’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of SECTION 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustees and the Guarantee Trustee, including the fees and disbursements of counsel for the Trustees and the Guarantee Trustee, (ix) the costs and expenses of the DB Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the Trust Preferred Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the DB Entities and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Trust Preferred Securities and the Company Class B Preferred Securities, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the

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National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, and (xii) the fees and expenses incurred in connection with the listing of the Trust Preferred Securities on the New York Stock Exchange.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of SECTION 5 or SECTION 9(a)(i) hereof, the DB Entities shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the DB Entities contained in SECTION 1 hereof or in certificates of any officer of the DB Entities, the Trustees or the Guarantee Trustee, or any subsidiary of the Guarantor delivered pursuant to the provisions hereof, to the performance by the DB Entities of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The DB Entities shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (b) Opinion of Counsel for DB Entities. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Cleary Gottlieb Steen & Hamilton LLP, counsel for the DB Entities, (ii) Group Legal Services of Deutsche Bank AG, internal counsel for the DB Entities, and (iii) Richards, Layton & Finger, P.A., Delaware counsel for the DB Entities, in each case in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A, Exhibit B and Exhibit C hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the DB Entities and the Guarantor’s subsidiaries, the Trustees and the Guarantee Trustee and certificates of public officials.

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     (d) Opinion of Counsel for Trustees. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York in its capacity as Property Trustee, Manager Trustee and Guarantee Trustee, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D.
     (e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of an executive of each of the DB Entities, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in SECTION 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the DB Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (f) Accountant’s Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the date of execution of this Agreement.
     (h) Maintenance of Rating. At Closing Time, the Trust Preferred Securities shall be rated at least A2 by Moody’s Investor’s Service Inc., A by Standard & Poor’s Ratings Group, a division of McGraw-Hill, and A+ by Fitch, and the DB Entities shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives , confirming that the Trust Preferred Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities or any of the DB Entities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any securities of any of the DB Entities.
     (i) Approval of Listing. At Closing Time, the DB Entities will have taken all steps necessary to obtain approval for listing on the New York Stock Exchange of the Trust Preferred Securities.
     (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

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     (k) Over-Allotment Option. If the Underwriters exercise their option to purchase all or any portion of the Option Trust Preferred Securities, the obligations of the several Underwriters to purchase such Option Trust Preferred Securities on the Date of Delivery are subject to the accuracy, as of the Date of Delivery, of the representations and warranties of the DB Entities contained in SECTION 1 hereof or in certificates of any officer of the DB Entities, the Trustees or the Guarantee Trustee, or any subsidiary of the Guarantor delivered pursuant to the provisions hereof and to the performance by the DB Entities of their respective covenants and other obligations hereunder.
     (l) Additional Documents. At Closing Time or at the Date of Delivery, if applicable, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the DB Entities in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or with respect to the Underwriters’ exercise of any option for the purchase of Option Trust Preferred Securities on the Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Trust Preferred Securities on such Date of Delivery) may be terminated by the Representatives by notice to the DB Entities at any time at or prior to Closing Time (or the Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in SECTION 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The DB Entities agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to SECTION 6(d) below) any such settlement is effected with the written consent of the Guarantor;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Lead Underwriters, reasonably incurred in investigating,

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preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the DB Entities by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), Prospectus or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and (y) the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Trust Preferred Securities, or any person controlling such Underwriter where it shall have been determined by a court of competent jurisdiction by final judgment that (A) prior to the Time of Sale the Guarantor shall have notified such Underwriter that the preliminary prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (B) such untrue statement or omission of a material fact was corrected in an amended or supplemented preliminary prospectus or, where permitted by law, an issuer free writing prospectus (as defined in Rule 433 under the 1933 Act) and such corrected preliminary prospectus or issuer free writing prospectus was provided to such Underwriter far enough in advance of the Time of Sale so that such corrected preliminary prospectus or issuer free writing prospectus could have been delivered or otherwise conveyed to such person prior to the Time of Sale, (C) such corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not delivered or otherwise conveyed to such person at or prior to the Time of Sale, and (D) such loss, claim, damage or expense would not have occurred had the corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been delivered or otherwise conveyed to such person as provided for in (C).
     (b) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of any of the DB Entities or controls any of the DB Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the DB Entities in the Registration Statement under Part II, Item 10 (Undertakings).
     (c) Indemnification of DB Entities, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the DB Entities, their respective directors, each of their respective officers who signed the Registration Statement, the Trustees and the Guarantee Trustee, and each person, if any, who controls the DB Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Permitted Issuer Free Writing Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the DB Entities by such Underwriter through the Representatives expressly for use therein.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in

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respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to SECTION 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to SECTION 6(b) above, counsel to the indemnified parties shall be selected by the DB Entities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 6 or SECTION 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by SECTION 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in SECTION 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the DB Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the DB Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the DB Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the DB Entities and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

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     The relative fault of the DB Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the DB Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The DB Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this SECTION 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this SECTION 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this SECTION 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter, and each director of the DB Entities, each officer of the DB Entities who signed the Registration Statement, the Trustees and the Guarantee Trustee, and each person, if any, who controls the DB Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the DB Entities. The Underwriters’ respective obligations to contribute pursuant to this SECTION 7 are several in proportion to the principal amount of the Initial Underwritten Trust Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of the Trustees, the Guarantee Trustee, officers of the DB Entities or any of the Guarantor’s subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, any person controlling any Underwriter, its officers or directors or any person controlling the DB Entities, and (ii) delivery of and payment for the Trust Preferred Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the DB Entities, at any time at or prior to Closing Time (or with respect to the Underwriters’ exercise of any option for the purchase of Option Trust Preferred Securities on the Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Trust Preferred Securities on such Date of Delivery) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the

21

General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the DB Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Germany or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any securities of the DB Entities has been suspended or materially limited by the Commission, the New York Stock Exchange or the Frankfurt Stock Exchange, or if trading generally on the New York Stock Exchange or the Frankfurt Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either U.S. federal, New York or German authorities, or (vi) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in German taxation materially adversely affecting the Guarantor or the Guarantees or the transfer thereof or the imposition of exchange controls by the United States or Germany.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in SECTION 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or at the Date of Delivery, if applicable, to purchase the Trust Preferred Securities which it or they are obligated to purchase under this Agreement (any such Underwriter, the “Defaulting Underwriter”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Trust Preferred Securities failed to be purchased in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
          (a) if the number of Trust Preferred Securities failed to be purchased by one or more Defaulting Underwriters does not exceed 10% of the aggregate amount of the Trust Preferred Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
          (b) if the number of Trust Preferred Securities failed to be purchased by one or more Defaulting Underwriters exceeds 10% of the aggregate amount of the Trust Preferred Securities to be purchased hereunder, this Agreement (or, with respect to the Underwriters’ exercise of any option for the purchase of Option Trust Preferred Securities on the Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Trust Preferred Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any Defaulting Underwriter from liability in respect of its default.

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     In the event of any such default which does not result in (i) a termination of this Agreement or (ii) in the case of the Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Trust Preferred Securities, as the case may be, either the Representatives or the Guarantor shall have the right to postpone the Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this SECTION 10.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the DB Entities (and each employee, representative or other agent of the DB Entities) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the DB Entities relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013; and Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080 and Wachovia Capital Markets, LLC, One Wachovia Center 301 S. College Street, Charlotte, North Carolina 28288, Attn: High Grade Syndicate Desk, fax number: 704-383-9165 and notices to the DB Entities shall be directed to Deutsche Bank Aktiengesellschaft at Theodor-Heuss-Allee 70, D-60486 Frankfurt am Main, Germany, attention of Group Treasury, facsimile no. +49 69 910-35092, with a copy to Deutsche Bank Capital Funding LLC X and a copy to Deutsche Bank Capital Funding Trust X, 60 Wall Street, New York, New York 10005, attention of Treasury, facsimile no +(732) 460-7125.
     SECTION 13. No Advisory or Fiduciary Relationship. The DB Entities acknowledge and agree that (a) the purchase and sale of the Trust Preferred Securities pursuant to this Agreement, including the determination of the public offering price of the Trust Preferred Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the DB Entities, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the DB Entities, or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the DB Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the DB Entities on other matters) and no Underwriter has any obligation to the DB Entities with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the DB Entities, and (e) the Underwriters have not provided any legal, accounting,

23

regulatory or tax advice with respect to the offering contemplated hereby and the DB Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the DB Entities and the Underwriters, or any of them, with respect to the subject matter hereof.
     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the DB Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the DB Entities and their respective successors and the controlling persons and officers and directors referred to in SECTION 6 and SECTION 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the DB Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE DB ENTITIES BROUGHT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE GUARANTOR IRREVOCABLY WAIVES ANY IMMUNITY TO JURISDICTION TO WHICH IT MAY OTHERWISE BE ENTITLED (INCLUDING SOVEREIGN IMMUNITY, IMMUNITY TO PRE-JUDGMENT ATTACHMENT, POST-JUDGMENT ATTACHMENT AND EXECUTION) IN ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY THAT IS INSTITUTED IN ANY NEW YORK COURT OR IN ANY COMPETENT COURT IN GERMANY. THE DB ENTITIES HAVE APPOINTED DEUTSCHE BANK AMERICAS HOLDING CORP., C/O OFFICE OF THE SECRETARY, 60 WALL STREET, NEW YORK, NEW YORK, 10005, ATTENTION: PETER STURZINGER, AS THEIR AUTHORIZED AGENT (THE “AUTHORIZED AGENT”) UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH ACTION ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY THAT MAY BE INSTITUTED IN ANY NEW YORK COURT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER, EXPRESSLY CONSENT TO THE JURISDICTION OF ANY SUCH COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVE ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO. SUCH APPOINTMENT SHALL BE IRREVOCABLE. THE DB ENTITIES REPRESENT AND WARRANT THAT THE AUTHORIZED AGENT HAS AGREED TO ACT AS SUCH AGENT FOR SERVICE OF PROCESS AND AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL DOCUMENTS AND INSTRUMENTS, THAT MAY BE

24

NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT AS AFORESAID. SERVICE OF PROCESS UPON SUCH AUTHORIZED AGENT AND WRITTEN NOTICE OF SUCH SERVICE TO THE DB ENTITIES SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON THE DB ENTITIES.
     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the DB Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the DB Entities in accordance with its terms.

Very truly yours,

DEUTSCHE BANK CAPITAL FUNDING TRUST X

By	Deutsche Bank Capital Funding LLC X, as sponsor
By	Deutsche Bank Aktiengesellschaft, as member

By
Name:
Title:

By
Name:
Title:

DEUTSCHE BANK CAPITAL FUNDING LLC X

By	Deutsche Bank Aktiengesellschaft, as member

By
Name:
Title:

By
Name:
Title:

DEUTSCHE BANK AKTIENGESELLSCHAFT

By
Name:
Title:

By
Name:
Title:

26

CONFIRMED AND ACCEPTED, as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By
Name:
Title:

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

By
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Name:
Title:

By
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC

By
Name:
Title:

By
Name:
Title:
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

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SCHEDULE A

Number of Trust
Preferred
Name of Underwriter	Securities
Deutsche Bank Securities Inc.
Citigroup Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
[Other underwriters]
Total

Sch A-1

SCHEDULE B
1. The initial public offering price per security for the Trust Preferred Securities, determined as provided in SECTION 2, shall be $25.
2. The purchase price per security for the Trust Preferred Securities to be paid by the several Underwriters shall be $25, being an amount equal to the initial public offering price set forth above.
3. The compensation per Trust Preferred Security to be paid by the Guarantor to the several Underwriters in respect of their commitments hereunder shall be • % per Trust Preferred Security (for sales to certain institutions the underwriters will receive • % per Trust Preferred Security).
Sch B-1

SCHEDULE C
1. Final Term Sheet, dated November [7], 2007, in respect of the Trust Preferred Securities as filed pursuant to Rule 433 on November [7], 2007.
Sch C-1

Exhibit A
FORMS OF OPINIONS OF CLEARY GOTTLIEB STEEN & HAMILTON LLP
TO BE DELIVERED PURSUANT TO
SECTION 5(b)
[•], 2007
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, NY 10005
Citigroup Global Markets Inc.
388 Greenwich Street,
New York, NY 10013
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Wachovia Capital Markets, LLC
One Wachovia Center
301 S. College Street
Charlotte, NC 28288
     As Representatives of the several Underwriters
               Re: Deutsche Bank Capital Funding Trust X
Ladies and Gentlemen:
               We have acted as special United States counsel to Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”), in connection with the offering by Deutsche Bank Capital Funding Trust X, a statutory trust created under the laws of the State of Delaware (the “Trust”), pursuant to a registration statement on Form F-3 (No. 333-[•]), of [•] of the Trust’s [•]% Non-cumulative Trust Preferred Securities (liquidation preference amount $25 per security) (the “Securities”). The Securities represent undivided beneficial ownership interests in the assets of the Trust, which consist solely of [•]% Class B Preferred Securities of Deutsche Bank Capital Funding LLC X, a limited liability company organized under the laws of the State of Delaware (the “Company” and, together with the Bank and the Trust, the “Deutsche Bank Entities”) (the “Class B Preferred Securities”). The Company will invest the proceeds of the sale of its Class B Preferred Securities to the Trust in the U.S.$[•] [•]% perpetual subordinated note issued by the Bank (the

“Initial Obligation”). Such registration statement, as amended as of its most recent effective date ([•], 2007) determined pursuant to Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated October 10, 2006, as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [•], 2007, as filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [•], 2007, as filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 5 (b) of the purchase agreement dated [•], 2007 (the “Purchase Agreement”) among the Bank, the Trust, the Company and the several underwriters named in Schedule A thereto (the “Underwriters”). Capitalized terms used and not defined herein shall have the meanings given to them in the Purchase Agreement.
               In arriving at the opinions expressed below, we have reviewed the following documents:
               (a) an executed copy of the Purchase Agreement,
               (b) the Registration Statement and the documents incorporated by reference therein;
               (c) the Pricing Prospectus and the documents incorporated by reference therein;
               (d) the Final Prospectus and the documents incorporated by reference therein;
               (e) the form of the Securities;
               (f) an executed copy of the Amended and Restated Trust Agreement dated as of [•], 2007 among the Bank, the Company, as Sponsor, The Bank of New York, as Property Trustee, the Regular Trustees named therein and Deutsche Bank Trust Company Delaware, as Delaware Trustee (the “Trust Agreement”);
               (g) the form of the Class B Preferred Securities;
               (h) an executed copy of the Amended and Restated Limited Liability Company Agreement of the Company dated as of [•], 2007, among the Bank, The Bank of New York as Manager Trustee and the Trust as initial holder of the Class B Preferred Securities (the “LLC Agreement”),
               (i) a copy of the Initial Obligation as executed by the Bank;
               (j) an executed copy of the Class B Preferred Securities Subordinated Guarantee Agreement, dated [•], 2007 (the “Class B Preferred Securities Guarantee”), between the Bank, as Guarantor and The Bank of New York, as Class B Preferred Guarantee Trustee;
               (k) an executed copy of the Trust Preferred Securities Subordinated Guarantee Agreement, dated [•], 2007 (the “Trust Preferred Securities Guarantee” and, together with the Class B Preferred Securities Guarantee, the “Subordinated Guarantees”), between the Bank, as Guarantor and The Bank of New York, as Trust Preferred Guarantee Trustee,

               (l) an executed copy of the Agency Agreement dated as of [•], 2007 among the Trust, the Company, the Bank, Deutsche Bank Trust Company Americas, The Bank of New York and the other parties named therein dated as of [•], 2007 (the “Agency Agreement”);
               (m) an executed copy of the Services Agreement dated as of [•], 2007 among the Company, the Trust and the Bank, acting through its New York Branch, dated as of [•], 2007 (the “Services Agreement” and, together with the LLC Agreement, the Trust Agreement and the Agency Agreement, the “Transaction Documents”); and
               (n) the documents delivered to you on the date hereof pursuant to Section [5] of the Purchase Agreement.
               In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Deutsche Bank Entities and such other instruments and certificates of public officials, officers and representatives of the Deutsche Bank Entities and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
               In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Deutsche Bank Entities in the Purchase Agreement) and (ii) that the Securities and the Class B Preferred Securities conform to the respective forms thereof that we have reviewed.
               Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
               1. The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
               2. The LLC Agreement has been qualified under the Trust Indenture Act;
               3. The Initial Obligation has been duly executed and delivered by the Bank under the law of the State of New York and is the valid, binding and enforceable obligation of the Bank.
               4. Each of the Class B Preferred Securities Guarantee and the Trust Preferred Securities Guarantee has been duly executed and delivered by the Bank under the law of the State of New York and is a valid, binding and enforceable agreement of the Bank. Each of the Class B Preferred Securities Guarantee and the Trust Preferred Securities Guarantee has been qualified under the Trust Indenture Act.
               5. The statements set forth under the headings “The Trusts,” “The Companies,” “Description of Capital Securities—Description of Trust Preferred Securities,” “Description of Capital Securities—Description of Company Preferred Securities,” “Description of Capital Securities—Description of Subordinated Guarantees in Connection with Capital Securities,” “Description of Capital Securities—Description of Subordinated Debt Obligations in Connection with Certain Capital Securities,” in the Base Prospectus together with the statements in the Preliminary Prospectus Supplement (considered together with the documents listed on Schedule I hereto) and the Final Prospectus Supplement under the headings “Deutsche Bank Capital Funding Trust X,” “Deutsche Bank Capital Funding LLC X,” “Description of the Trust Securities,” “Description of the Company Securities,” “Description of the

Terms of the Initial Obligation,” and “Description of the Subordinated Guarantees” insofar as such statements purport to summarize certain provisions of the Trust Preferred Securities, the Class B Preferred Securities, the Initial Obligation, the Trust Preferred Guarantee and the Class B Preferred Guarantee, provide a fair summary of such provisions.
               6. The Purchase Agreement has been duly executed and delivered by each of the Deutsche Bank Entities under the law of the State of New York and is a valid, binding and enforceable agreement of each of the Deutsche Bank Entities (except that we express no opinion with respect to SECTION 6 and SECTION 7 of the Purchase Agreement providing for indemnification and contribution).
               7. The issuance and sale of the Securities by the Trust to the Underwriters pursuant to the Purchase Agreement do not, and the performance by the Deutsche Bank Entities of their respective obligations in the Purchase Agreement, the Trust Preferred Guarantee, the Class B Preferred Guarantee, the Initial Obligation, the Transaction Documents, the Class B Preferred Securities and the Securities will not, require any consent, approval, authorization, registration or qualification of or registration with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws).
               8. No registration of any of the Deutsche Bank Entities under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by the Trust, the Class B Preferred Securities by the Company or the Initial Obligation or the Subordinated Guarantees by the Bank.
               9. The statements set forth in the Preliminary Prospectus Supplement (considered together with the documents listed on Schedule I hereto) and the Final Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.
               Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Deutsche Bank Entities, (a) we have assumed that the Deutsche Bank Entities and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) with respect to the Bank, such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
               In rendering the opinion expressed in numbered paragraph 8 above, we have assumed that the Company and the Trust will comply with their respective covenants and agreements contained in the Transaction Documents.
               We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities, the Class B Preferred Securities, the Class B Preferred Securities Guarantee, the Trust Preferred Securities Guarantee, the Initial Obligation or the Transaction Documents, where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist. We express no opinion with respect to the effectiveness of the submission to the jurisdiction of any court other than any state or federal court sitting in New York. We note that any designation of the

U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Securities, the Class B Preferred Securities, the Class B Preferred Securities Guarantee, the Trust Preferred Securities Guarantee, the Initial Obligation or the Transaction Documents, is (notwithstanding any waiver therein) subject to the power of such courts to transfer actions pursuant to 38 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such action or proceeding.
               The waiver of defenses contained in Section 4.04 of the Subordinated Guarantee Agreements may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute). We express no opinion with respect to the enforceability of Section 4.06 of the Subordinated Guarantees to the effect that the Guarantor is liable as a primary rather than a secondary obligor.
               We express no opinion as to the enforceability of Section 8.03 of each of the Subordinated Guarantees relating to currency indemnity.
               The foregoing opinions are limited to the federal law of the United States and the law of the State of New York.
               We are furnishing this opinion to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any purpose, except that The Bank of New York, in its capacity as Property Trustee of the Trust, as Manager Trustee of the Company and as Trust Preferred Guarantee Trustee and Class B Preferred Guarantee Trustee may rely on the opinions set forth in numbered paragraphs [1], [2] and [4], respectively, of this opinions letter. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By

Schedule I
•	Issuer Free Writing Prospectus, dated [•], 2007, setting forth the final terms and conditions of the Securities, filed pursuant to Rule 433 of the Securities Act.

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, NY 10005
Citigroup Global Markets Inc.
388 Greenwich Street,
New York, NY 10013
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Wachovia Capital Markets, LLC
One Wachovia Center
301 S. College Street
Charlotte, NC 28288
     As Representatives of the several Underwriters
               Re: Deutsche Bank Capital Funding Trust X
Ladies and Gentlemen:
               We have acted as special United States counsel to Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”), in connection with the offering by Deutsche Bank Capital Funding Trust X, a statutory trust created under the laws of the State of Delaware (the “Trust”), pursuant to a registration statement on Form F-3 (No. 333-[•]), of [•] of the Trust’s [•]% Non-cumulative Trust Preferred Securities (liquidation preference amount $[•] per security) (the “Securities”). The Securities represent undivided beneficial ownership interests in the assets of the Trust, which consist solely of [•]% Class B Preferred Securities of Deutsche Bank Capital Funding LLC X, a limited liability company organized under the laws of the State of Delaware (the “Company” and, together with the Bank and the Trust, the “Deutsche Bank Entities”) (the “Class B Preferred Securities”). The Company will invest the proceeds of the sale of its Class B Preferred Securities to the Trust in the U.S.$[•] [•]% perpetual subordinated note issued by the Bank (the “Initial Obligation”). Such registration statement, as amended as of its most recent effective date ([•], 2007) insofar at it relates to the Securities (determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein and Exhibit 25, is herein called the “Registration Statement;” the related prospectus dated October 10, 2006, as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [•], 2007, as filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [•], 2007, as filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus

Supplement together are herein called the “Pricing Prospectus” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished pursuant to Section [5(b)] of the purchase agreement dated [•], 2007 (the “Purchase Agreement”) among the Bank, the Trust, the Company and the several underwriters named in Schedule A thereto (the “Underwriters”). Capitalized terms used and not defined herein shall have the meanings given to them in the Purchase Agreement.
               Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them and the documents listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus and the documents incorporated by reference in each of them, or the documents listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 5 and 9 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus or the documents incorporated by reference in each of them, or the documents listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.
               However, in the course of our acting as special United States counsel to the Bank in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the documents listed in Schedule I hereto, we participated in conferences and telephone conversations with representatives of the Deutsche Bank Entities, representatives of the independent public accountants for the Bank, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus, portions of certain of the documents incorporated by reference in each of them and the documents listed in Schedule I hereto and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Deutsche Bank Entities.
               Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:
               (a) The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of its most recent effective date ([•], 2007) determined pursuant to Rule 430B(f)(2) under the Securities Act, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus that are not filed or described as required.
               (b) The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

               (c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of its most recent effective date ([•], 2007) determined pursuant to Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
               (d) No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the documents listed on Schedule I hereto (except in each case the financial statements and schedules and other financial data included in the Pricing Prospectus, as to which we express no view) at [•] [am/pm] [(Eastern time)] on [•], 2007 [the Time of Sale], contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (e) No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and no stop order with respect thereto has been issued, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened, by the Commission.
               We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By

Schedule I
Issuer Free Writing Prospectus, dated [•], 2007, setting forth the final terms and conditions of the Securities, filed pursuant to Rule 433 of the Securities Act.

Exhibit B
FORM OF OPINION OF GROUP LEGAL SERVICES OF DEUTSCHE BANK AG
TO BE DELIVERED PURSUANT TO
SECTION 5(b)
To:
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, NY 10005
Citigroup Global Markets Inc.
388 Greenwich Street,
New York, NY 10013
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Wachovia Capital Markets, LLC
One Wachovia Center
301 S. College Street
Charlotte, NC 28288
     as Representatives of the Underwriters listed on Schedule A
•, 2007
Deutsche Bank Capital Funding Trust X – • Noncumulative Trust Preferred Securities (Liquidation Preference Amount U.S. $• per Trust Preferred Security)
Ladies and Gentlemen:
In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”) we have advised the Bank as to matters of German law in connection with the offering and sale (the “Offer”) of • Noncumulative Trust Preferred Securities (Liquidation Preference Amount U.S. $• per Trust Preferred Security) (the “Trust Preferred Securities”) issued by Deutsche Bank Capital Funding Trust X (the “Trust”) pursuant to a Purchase Agreement dated [• ], 2007 (the “Purchase Agreement”) among the Bank, Deutsche Bank Capital Funding LLC X (the “Company”), the Trust (together with the Company and the Bank, the “Deutsche Bank Entities”) and several underwriters listed in Schedule A hereto (the “Underwriters”). This opinion is furnished to you pursuant to SECTION 5(b) of the Purchase Agreement and relates solely to matters of German law. Terms not defined herein shall have the same meaning as in the Purchase Agreement.
For the purpose of this opinion we have examined the following documents:

(a)	the Articles of Association (Satzung) of the Bank as presently in force;

(b)	[faxed copies] of the executed Purchase Agreement, Trust Agreement, LLC Agreement, the Class B Preferred Guarantee, the Trust Preferred Guarantee, the Initial Obligation, Services Agreement and Agency Agreement each dated [•], 2007 (collectively, the “Transaction Documents”);

(c)	copies of the registration statement on Form F-3 filed with the Securities and Exchange Commission (the “Commission”) on October 10, 2006 (Registration No. 333-137902), of the preliminary prospectus supplement relating to the Offer and filed with the Commission on [•], 2007 and of the final prospectus supplement relating to the Offer and filed with the Commission on [•], 2007 (collectively, the “Offering Materials”);

(d)	a [faxed copy] of a letter from the Bank to, and accepted by, Deutsche Bank Americas Holding Corp., New York, appointing Deutsche Bank Americas Holding Corp. as agent for service of process in the United States for the Bank in connection with the Transaction Documents (the “Process Agent Letter”); and

(e)	such other documents as we have deemed necessary to enable us to give this opinion.
We have relied, as to matters of fact, on certificates of the responsible officers of the Deutsche Bank Entities and public officials. We have assumed that
(i)	the Transaction Documents are within the capacity and power of and have been validly authorized, executed and delivered by the parties thereto other than the Bank and that there has been no breach of any of the terms thereof;

(ii)	the Trust Agreement and the LLC Agreement are valid, binding and enforceable under the laws of Delaware (by which they are expressed to be governed), and the Class B Preferred Guarantee, the Trust Preferred Guarantee, the Initial Obligation, the Purchase Agreement, the Services Agreement and the Agency Agreement are valid, binding and enforceable under the laws of New York (by which they are expressed to be governed), except that no such assumption is made as to the authorization, execution and delivery of any such agreement by the Bank;

(iii)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform to the originals.
Based upon the foregoing we are of the opinion that:
(1)	the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has full power and authority to engage in banking business in the Federal Republic of Germany; the Bank is qualified, as far as the laws of the Federal Republic of Germany are concerned, to conduct the business in which it is engaged in each jurisdiction where it conducts business;

(2)	the Bank has corporate power to issue the Class B Preferred Guarantee, the Trust Preferred Guarantee, the Initial Obligation and to enter into the other Transaction Documents to which it is a party and to perform its obligations thereunder;

(3)	the execution and delivery of the Transaction Documents to which the Bank is a party have been duly authorized by all necessary corporate action of the Bank;

(4)	the issuance and sale of the Trust Preferred Securities to the Underwriters by the Trust pursuant to the Purchase Agreement, the compliance by the Deutsche Bank Entities with the other provisions of the Purchase Agreement and the consummation of the other transactions therein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority in Germany or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to us after due inquiry, to which the Bank is a party or by which the Bank or its properties are bound, or the Articles of Association (Satzung) of the Bank or any statute in Germany or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to us after due inquiry and applicable to the Bank;

(5)	to the best of our knowledge, there are no legal or governmental actions, suits or proceedings before or by any court of governmental agency or body in the Federal Republic of Germany now pending or threatened against or affecting the Bank or of which any property of the Bank is the subject other than as set forth in the Offering Materials and other than litigation that in each case will not have a material adverse effect on the financial condition of the Bank and its consolidated subsidiaries, taken as a whole, or the ability of the Bank to perform its obligations under the Transaction Documents to which its is a party (through its head office or a branch office);

(6)	no consents, authorisations, approvals, licences or orders are required from any court or governmental agency or body in Germany for the issue, offering and sale of the Trust Preferred Securities and for the execution and delivery of the Transaction Documents and for the performance by the Bank (acting through its head office or a branch office) of its obligations thereunder, and no filing or registration with any such court or governmental agency or body in Germany is required for such purposes;

(7)	the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of (x) the laws of New York to govern the Purchase Agreement, the Class B Preferred Guarantee, the Trust Preferred Guarantee and the Initial Obligation, and (y) the laws of Delaware to govern the Trust Agreement and the LLC Agreement and such laws will accordingly govern the question whether the respective Transaction Document constitutes legal, valid and binding obligations;

(8)	Any judgment against the Bank enforcing the Transaction Documents and given by the courts of New York or Delaware would be recognized and enforced in Germany provided that the requirements of Section 328 of the German Code of Civil Procedure (Zivilprozessordnung) are met, in particular that:
(a)	the courts have subject matter jurisdiction and there is no exclusive German jurisdiction; we confirm that (x) as regards the enforcement of the Class B Preferred Guarantee and/or of the Trust Preferred Guarantee against the Bank, Section 8.07 of the Class B Preferred Guarantee or the Trust Preferred Guarantee, respectively, is sufficient to confer jurisdiction to the courts referred to therein, (y) as regards the enforcement of the Initial Obligation against the Bank, Section 8 of the Initial Obligation is sufficient to confer jurisdiction to the courts referred to therein and (z) as regards the enforcement of the Purchase Agreement against the Bank, Section 16 of the Purchase Agreement is sufficient to confer jurisdiction to the courts referred to therein;

(b)	the Bank has put in a general appearance in the proceedings or actual personal service of process was made on the Bank in a proper way (service of process in accordance with the provisions of the Process Agent Letter would be sufficient for such purposes) and timely enough to allow raising of defenses;

(c)	such judgment is not contrary to an existing judgment which is to be recognized in Germany;

(d)	such judgment has not resulted from legal proceedings begun subsequent to other legal proceedings regarding the same subject matter, which legal proceedings are incompatible therewith;

(e)	the recognition of the foreign judgment is not obviously contrary to the essential principles of the laws of Germany, in particular rights granted under the constitutional law of Germany; there is no reason to believe that any payment judgment (other than for penal damages) enforcing a Transaction Document, which judgment is in line with the laws and the public policy in New York or Delaware (as applicable), would be obviously contrary either to essential principles of the laws of Germany or rights granted under the constitutional law of Germany; and

(f)	reciprocity of recognition judgments between Germany and the jurisdiction rendering the judgment exists; based upon our understanding with respect to the recognition of foreign money judgments by State and Federal courts in New York and Delaware, it is unlikely that as between such courts and the courts of Germany at present reciprocity would be deemed not to exist.
This opinion is subject to the following qualifications:
(A)	enforcement of the Transaction Documents may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other laws of general application, or by governmental acts, relating to or affecting the rights of creditors;

(B)	courts in Germany (assuming they accept jurisdiction) do not apply provisions of foreign law to the extent such provisions are obviously irreconcilable with essential principles of German law, in particular rights under constitutional law of Germany;

(C)	we do not express an opinion as to any rights and obligations the Bank may have or appears to have under the Transaction Documents against itself.
We are furnishing this opinion solely for your benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance; provided, however, that a copy of this opinion may be delivered to Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings Ltd. each of whom may rely upon this opinion as if it were addressed to it; and provided further that a copy of this opinion may be delivered to The Bank of New York, which may rely upon this opinion in connection with the Trust Agreement, the Class B Preferred Guarantee, the Trust Preferred Guarantee and the Agency Agreement.
Very truly yours,

Schedule A
List of Underwriters

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
[others]

Exhibit C
FORM OF OPINION OF DELAWARE COUNSEL TO DB ENTITIES
TO BE DELIVERED PURSUANT TO
SECTION 5(b)
•, 2007
To Each of the Persons Listed
    on Schedule A Attached Hereto

Re:	Deutsche Bank Capital Funding LLC X and
Deutsche Bank Capital Funding Trust X
Ladies and Gentlemen:
          We have acted as special Delaware counsel for Deutsche Bank Capital Funding LLC X, a Delaware limited liability company (the “Company”), and Deutsche Bank Capital Funding Trust X, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
(a)	The Certificate of Formation of the Company, dated as of •, 2007 (the “LLC Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on •, 2007;

(b)	The Limited Liability Company Agreement of the Company, dated as of •, 2007, entered into by Deutsche Bank Aktiengesellschaft, a bank organized under the laws of Germany (the “Bank”);

(c)	The Amended and Restated Limited Liability Company Agreement of the Company, dated as of •, 2007, including the By-Laws of the Company attached thereto as Annex A, and including Annexes B, C and D (the “LLC Agreement”);

(d)	The Certificate of Trust of the Trust (the “Trust Certificate”), as filed in the office of the Secretary of State on •, 2007;

(e)	The Trust Agreement of the Trust, dated as of •, 2007, among the Company, as sponsor, Deutsche Bank Trust Company Delaware, as Delaware trustee, and The Bank of New York, as property trustee (“BONY”);

(f)	The Amended and Restated Trust Agreement of the Trust, dated as of •, 2007 (the “Trust Agreement”), among the Bank, the Company, as sponsor, the holders from time to time of Trust Securities (as defined therein), and the Trustees (as defined therein) (the “Trustees”);

(g)	The Registration Statement on Form F-3, filed with the Securities and Exchange Commission on October 10, 2006 (the “Registration Statement”), including the related Prospectus, dated October 10, 2006, and the Prospectus Supplement, dated •, 2007 (jointly, the “Prospectus”), relating to various securities including Preferred Securities of the Company (each, an “LLC Preferred Security” and collectively, the “LLC Preferred Securities”) and Trust Preferred Securities of the Trust (each, a “Trust Preferred Security” and collectively, the “Trust Preferred Securities”);

(h)	The Purchase Agreement, dated as of •, 2007 (the “Purchase Agreement”), among the Trust, the Company, the Bank and the Underwriters named therein;

(i)	The Services Agreement, dated as of •, 2007, among the Company, the Trust and the Bank, acting through its New York Branch;

(j)	The Agency Agreement, dated as of •, 2007, among the Trust, the Company, Deutsche Bank Trust Company Americas and BONY;

(k)	A Certificate of Good Standing for the Company, dated •, 2007, obtained from the Secretary of State; and

(l)	A Certificate of Good Standing for the Trust, dated •, 2007, obtained from the Secretary of State.
          Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement. The documents listed in paragraphs (h) through (j) above are hereinafter referred to each as a “Transaction Document” and collectively as the “Transaction Documents.”
          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (l) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (l) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
          For purposes of this opinion, we have assumed (i) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement and the LLC Certificate are in full force and effect and have not been amended, (ii) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of the Trust, and that the Trust Agreement and the Trust Certificate are in full force and effect and have not been amended, (iii) except to the extent provided in paragraphs 1 and 12 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) except to the extent set forth in paragraphs 7 and 13 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) except to the extent set forth in paragraphs 8 and 18 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the acquisition of the LLC Preferred Securities by the Trust in connection with its purchase of LLC Preferred Securities, and the payment for the LLC Preferred Securities acquired by it, in accordance with the LLC Agreement, the Registration Statement and the Prospectus, (viii) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trust (each a “Holder” and collectively, the “Holders”) of a certificate substantially in the form of the trust preferred security certificate attached to the Trust Agreement as Exhibit A-1 and the payment for the Trust Preferred Securities acquired by it, in accordance with the Trust Agreement, the Registration Statement, the Prospectus and the Purchase Agreement, (ix) that the books and records of the Company set forth the names and addresses of all persons and entities to be admitted as members of the Company and the dollar value of each member’s contributions to the Company, (x) that the LLC Preferred Securities are issued and sold to the Trust in accordance with the LLC Agreement, the Registration Statement and the Prospectus, (xi) that the Trust Preferred Securities are issued and sold to the Holders in accordance with the Trust Agreement, the Purchase Agreement, the Registration Statement and the Prospectus, and (xii) that each of the Company and the Trust has no assets, activities (other than the maintenance of a registered office and registered agent or statutory trustee in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.
          This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.
          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
1.	The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”).

2.	Under the LLC Agreement and the LLC Act, the Company has all necessary limited liability company power and authority to conduct its business as described in the Prospectus.

3.	The LLC Preferred Securities issued to the Trust have been duly authorized and validly issued and, subject to the qualifications set forth in paragraph 4 below, are fully paid and nonassessable limited liability company interests in the Company.

4.	The Trust, as a member of the Company, shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as the Trust may be obligated to make payments provided for in the LLC Agreement and to repay any funds wrongfully distributed to it.

5.	The provisions of the LLC Agreement, including the terms of the LLC Preferred Securities, are permitted under the LLC Act.

6.	The LLC Agreement constitutes a legal, valid and binding agreement of the Bank and the Trust, and is enforceable against the Bank and the Trust, in accordance with its terms.

7.	Under the LLC Agreement and the LLC Act, the Company has all necessary limited liability company power and authority to execute and deliver each of the Transaction Documents to which it is a party, and to perform its obligations thereunder.

8.	Under the LLC Agreement and the LLC Act, the execution and delivery by the Company of each of the Transaction Documents to which it is a party, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.

9.	The issuance and sale by the Company of the LLC Preferred Securities to the Trust pursuant to the Purchase Agreement and the LLC Agreement, and the performance by the Company of its obligations under each of the Transaction Documents to which it is a party, will not violate (i) any Delaware statute, rule or regulation, or (ii) the LLC Certificate or the LLC Agreement.

10.	No consent, approval, authorization, order, registration, filing or qualification of or with any Delaware court or Delaware governmental agency or body is required solely in connection with (i) the issuance and sale by the Company of the LLC Preferred Securities to the Trust as contemplated by the Prospectus, or (ii) the execution, delivery and performance by the Company of any of the Transaction Documents to which it is a party.

11.	Under the LLC Agreement and the LLC Act, the issuance by the Company of the LLC Preferred Securities is not subject to the preemptive purchase rights of any Person.

12.	The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Statutory Trust Act”).

13.	Under the Trust Agreement and the Statutory Trust Act, the Trust has all necessary trust power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder, and to conduct its business as described in the Prospectus.

14.	The provisions of the Trust Agreement, including the terms of the Trust Preferred Securities, are permitted under the Statutory Trust Act.

15.	The Trust Agreement constitutes a legal, valid and binding agreement of the Bank and the Trustees, and is enforceable against the Bank and the Trustees, in accordance with its terms.

16.	The Trust Preferred Securities are duly authorized by the Trust Agreement, and when executed, authenticated, issued and delivered in accordance with the Trust Agreement, the Trust Preferred Securities will be duly and validly issued and, subject to the qualifications set forth in paragraph 17 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

17.	The Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated to make payments as set forth in the Trust Agreement.

18.	Under the Trust Agreement and the Statutory Trust Act, the execution and delivery by the Trust of the Transaction Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

19.	Under the Statutory Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities is not subject to any preemptive purchase rights of any Person.

20.	No consent, approval, authorization, order, registration or qualification of or with any Delaware court or Delaware governmental agency or body is required solely in connection with (i) the issuance and sale by the Trust of the Trust Preferred Securities to the Holders as contemplated by the Prospectus, and (ii) the execution, delivery and performance by the Trust of the Transaction Documents to which it is a party.
          The opinions expressed in paragraphs 6 and 15 above are subject to the effect upon each of the LLC Agreement and the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution. In rendering the opinions expressed in paragraphs 6 and 15 above, we express no opinion with respect to the provisions of the LLC Agreement or the Trust Agreement that purport to bind a person or entity that is not a party to the LLC Agreement or the Trust Agreement.
          In rendering the foregoing opinions, we express no opinion on the right or power of a member or manager of the Company to apply to or petition a court to decree a dissolution of the Company pursuant to Section 18-802 of the LLC Act.
          We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Purchase Agreement. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion. We also consent to Cleary, Gottlieb, Steen & Hamilton LLP and Davis Polk & Wardwell relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof pursuant to the Purchase Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.
Very truly yours,

SCHEDULE A

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
[others]

Exhibit D
FORM OF OPINION OF COUNSEL TO THE TRUSTEES
TO BE DELIVERED PURSUANT TO
SECTION 5(D)
•, 2007
TO EACH OF THE ADDRESSEES LISTED ON SCHEDULE A ATTACHED HERETO

Re:	Deutsche Bank Capital Funding Trust X
$___,000,000 Noncumulative Trust Preferred Securities
Ladies and Gentlemen:
We have acted as counsel for The Bank of New York, a New York banking corporation (the “Trustee”) as (i) Property Trustee pursuant to an Amended and Restated Trust Agreement, dated as of •, 2007 (the “Trust Agreement”), among the Trustees named therein, Deutsche Bank Aktiengesellschaft (the “Bank”), Deutsche Bank Capital Funding LLC X (the “Company”), as Sponsor, and the Holders, from time to time, of undivided beneficial interests in the assets of the Trust, in connection with the issuance by Deutsche Bank Capital Funding Trust X (the “Trust”) of $___,000,000 aggregate liquidation preference amount of its Noncumulative Trust Preferred Securities (the “Securities”), (ii) Managing Trustee pursuant to an Amended and Restated Limited Liability Company Agreement, dated as of •, 2007 (the “LLC Agreement”), between the Bank, as initial Common Securityholder and as initial Class A Preferred Securityholder, and the Trust, as initial Class B Preferred Securityholder, (iii) Class B Preferred Guarantee Trustee pursuant to a Class B Preferred Securities Subordinated Guarantee Agreement, dated •, 2007 (the “Class B Preferred Guarantee”), between the Bank, as Guarantor, and the Trustee and (iv) Trust Preferred Guarantee Trustee pursuant to a Trust Preferred Securities Subordinated Guarantee Agreement, dated •, 2007 (the “Trust Preferred Guarantee” and, together with the Trust Agreement, the LLC Agreement and the Class B Preferred Guarantee, the “Agreements”), between the Bank, as Guarantor, and the Trustee. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement.
In rendering the opinions set forth below, we have examined the originals, or copies certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers of the Trustee and other papers as we deemed relevant and necessary as a basis for such opinions and have relied as to factual matters on representations, warranties and other statements therein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed the due authorization, execution and delivery of instruments and agreements by the parties (other than the Trustee) thereto, and the authority and existence of such parties other than the Trustee.
          Based upon and subject to the foregoing, we are of the opinion that as of this date:

D-1

          1. The Trustee is a banking corporation organized and validly existing and in good standing under the laws of the State of New York and is authorized and qualified to accept the trusts imposed by the Agreements and to act as Property Trustee under the Trust Agreement for the Securities.
          2. Each of the Agreements has been duly authorized, executed and delivered by the Trustee.
          3. The execution, delivery and performance of the Agreements by the Trustee do not conflict with or constitute a breach of the Organization Certificate or By-laws of the Trustee or the terms of any indenture or other agreement or instrument known to us and to which the Trustee is a party or is bound or any judgment, order or decree known to us to be applicable to the Trustee of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trustee.
          4. No consent, approval or authorization of, or registration with or notice to any Federal or New York State banking authority is required for the execution, delivery or performance by the Trustee of the Agreements.
          We are members of the New York Bar and do not hold ourselves out as experts on, nor do we express any opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. This opinion is for your benefit and may not be disclosed to or relied upon by any other person without our prior written consent.
     Very truly yours,

D-2

SCHEDULE A
     Name of Underwriter

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Securities, Inc.
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
[others]

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